UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2013

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2013, Protective Life Corporation (the “Company”) notified the New York Stock Exchange (the “NYSE”) that it had recently become aware of the Company’s non-compliance with Section 303A.05 of the NYSE’s Corporate Governance Listing Standards (the “NYSE Governance Standards”), which requires that listed companies have a compensation committee composed entirely of independent directors.

The Company has recently determined that Mr. C. Dowd Ritter, a member of the Company’s Board of Directors (the “Board”) and (now former) member and chairman of the Compensation and Management Succession Committee (the “Compensation Committee”) of the Board, is not “independent” under Section 303A.02 of the NYSE Governance Standards.  In the course of gathering information to prepare the Company’s 2013 proxy statement, the Company recently learned that Mr. C. Dowd Ritter’s son, Mr. William D. Ritter, is an “executive officer” (as such term is used in Section 303A of the NYSE Governance Standards) of Regions Financial Corporation (“Regions”).  Because an immediate family member of Mr. C. Dowd Ritter is an executive officer of Regions and the Company’s Chairman of the Board, President and Chief Executive Officer, Mr. John D. Johns, has served as a member of the compensation committee of the board of directors of Regions since October 2011, Mr. C. Dowd Ritter is not considered to be an independent director of the Company under the NYSE Governance Standards.  Accordingly, the Company’s Compensation Committee had not been in compliance with Section 303A.05 of the NYSE Governance Standards from October 2011 until today.

The Company has taken prompt action to regain compliance with Section 303A.05 of the NYSE Governance Standards.  On February 6, 2013, Mr. C. Dowd Ritter resigned as a member of the Compensation Committee, and the Board appointed Mr. John J. McMahon, Jr., a current member of the Board, to serve as a member of the Compensation Committee to fill the vacancy resulting from Mr. C. Dowd Ritter’s resignation.  As a result of these actions, the Company has regained compliance with Section 303A.05 of the NYSE Governance Standards because the compensation committee is now composed entirely of independent directors.  Mr. C. Dowd Ritter continues to serve as a member of the Company’s Board and as a member of the Company’s Finance and Investments Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION (Registrant)
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated: February 6, 2013